CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to Be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Junior Subordinated Notes	$400,000,000	$400,000,000	$54,560

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183172

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 9, 2012)

$400,000,000

INTEGRYS ENERGY GROUP, INC.

6.00% Junior Subordinated Notes Due 2073

The 6.00% Junior Subordinated Notes Due 2073 (sometimes referred to as the Junior Subordinated Notes) will bear interest at a fixed rate of 6.00% per year until August 1, 2023. Beginning August 1, 2023, the Junior Subordinated Notes will bear interest at a floating rate based on the Three-Month LIBOR Rate plus 322 basis points (3.22%), reset quarterly. Interest will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on November 1, 2013. The Junior Subordinated Notes will be issued in registered form and in denominations of $25 and integral multiples in excess thereof. The Junior Subordinated Notes will mature on August 1, 2073.

We may defer interest payments on the securities on one or more occasions for up to 40 consecutive quarterly periods as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Notes, compounded quarterly, to the extent permitted by applicable law.

We may redeem the Junior Subordinated Notes at our option at the times and the prices described in this prospectus supplement.

The Junior Subordinated Notes are a new issue of securities with no established trading market. We intend to apply to list the Junior Subordinated Notes on the New York Stock Exchange under the symbol “IEH.” If the application is approved, we expect trading in the Junior Subordinated Notes to begin within 30 days after the date that the Junior Subordinated Notes are first issued.

Investing in the Junior Subordinated Notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement.

	Price to Public (1)	Underwriting Discount	Proceeds to Us before Expenses (1)
Per Junior Subordinated Note	$25.00	$0.7875	$24.2125
Total (2)	$400,000,000	$12,600,000	$387,400,000

(1)	Plus accrued interest, if any, from August 15, 2013, if initial settlement occurs after that date.
(2)

An underwriting discount of $0.7875 per Junior Subordinated Note (or up to $12,600,000 for all Junior Subordinated Notes) will be deducted from the proceeds paid to us by the underwriters. However, the discount will be $0.50 per Junior Subordinated Note for sales to institutions and, to the extent of such institutional sales, the total underwriting discount will be less than the amount set forth in the above table. As a result of sales to institutions, the total proceeds to us increased by $1,010,418.75. Certain other expenses of the offering will be paid by us. See “Underwriting (Conflicts of Interest).”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Junior Subordinated Notes are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company, on or about August 15, 2013.

Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as physical book-runner for this transaction.

Joint Book—Running Managers

BofA Merrill Lynch	J.P. Morgan
Morgan Stanley	Wells Fargo Securities

Senior Co-Managers

Deutsche Bank Securities	Goldman, Sachs & Co.	KeyBanc Capital Markets
Mitsubishi UFJ Securities		US Bancorp

Co-Managers

Comerica Securities	Fifth Third Securities, Inc.	Huntington Investment Company
PNC Capital Markets LLC		Wedbush Securities Inc.

The date of this prospectus supplement is August 12, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Summary—Where You Can Find More Information” in the accompanying prospectus.

For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to “us,” “we,” “our,” “ours,” or the “company” we are describing Integrys Energy Group, Inc., including, as appropriate, its subsidiaries.

S-ii

SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Summary—Where You Can Find More Information” in the accompanying prospectus for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Junior Subordinated Notes involves risks. See “Risk Factors” in this prospectus supplement.

Integrys Energy Group, Inc.

We are a diversified energy holding company. Our wholly owned subsidiaries provide products and services in both the regulated and nonregulated energy markets. As of December 31, 2012, our six regulated utility subsidiaries served approximately 1,690,000 natural gas and 495,000 electric customers in Illinois, Michigan, Minnesota and Wisconsin. Our nonregulated energy supply and services subsidiary serves residential and small commercial and industrial customers in the northeast quadrant of the United States. In addition, we have an equity ownership interest in American Transmission Company LLC (a federally regulated electric transmission company with operations in Wisconsin, Michigan, Minnesota and Illinois) of approximately 34% at June 30, 2013. We were incorporated in Wisconsin in 1993, our executive offices are located at 130 East Randolph Street, Chicago, Illinois 60601-6207 and our telephone number is (312) 228-5400. Our common stock is listed and trades on the New York Stock Exchange under the symbol “TEG.”

Our principal operating subsidiaries are:

•

Wisconsin Public Service Corporation, a regulated electric and natural gas utility that generates electricity and distributes electricity and natural gas in northeastern Wisconsin and an adjacent portion of the Upper Peninsula of Michigan. Wisconsin Public Service provides electric service to residential, commercial and industrial, wholesale and other customers, and provides natural gas service to residential, commercial and industrial, transportation and other customers.

•	The Peoples Gas Light and Coke Company, a regulated natural gas utility serving residential, commercial and industrial, transportation and other customers in the city of Chicago, Illinois.

•

Integrys Energy Services, Inc., a diversified nonregulated retail energy supply and services company that primarily sells electricity and natural gas in deregulated markets. In addition, Integrys Energy Services invests in energy assets with renewable attributes.

Our other major operating subsidiaries include:

•

Minnesota Energy Resources Corporation, a regulated natural gas utility serving approximately 214,000 natural gas customers in 165 communities throughout certain portions of Minnesota, including Eagan, Rosemount, Rochester, Fairmont, Bemidji, Cloquet and Dakota County.

•

Michigan Gas Utilities Corporation, a regulated natural gas utility serving approximately 168,000 natural gas customers in 147 communities in southern and western Michigan in and around Grand Haven, Otsego, Benton Harbor, Coldwater and Monroe.

•	North Shore Gas Company, a regulated natural gas utility serving approximately 158,000 natural gas customers in 54 communities within the northern suburbs of Chicago, Illinois.

•	Upper Peninsula Power Company, a regulated electric utility serving approximately 52,000 electric customers in 86 incorporated communities in the Upper Peninsula of Michigan.

Our wholly owned subsidiaries also include Integrys Business Support, LLC, a centralized service company, and Integrys Transportation Fuels, LLC, a nonregulated compressed natural gas fueling business.

The Offering

Issuer	Integrys Energy Group, Inc.

Security Offered

We are offering $400,000,000 aggregate principal amount of our 6.00% Junior Subordinated Notes Due 2073. The Junior Subordinated Notes will be issued in registered form and in denominations of $25 and integral multiples in excess thereof. The Junior Subordinated Notes will be issued under our subordinated indenture, dated as of November 13, 2006 between us and U.S. Bank National Association, as Trustee (sometimes referred to as the Trustee), as supplemented by a second supplemental indenture, to be dated as of August 15, 2013 (together, sometimes referred to as the subordinated indenture).

Maturity	The Junior Subordinated Notes will mature on August 1, 2073.

Interest Rate

The Junior Subordinated Notes will bear interest at a fixed rate of 6.00% per year from the date they are issued up to, but not including, August 1, 2023 or an earlier redemption date (sometimes referred to as the Fixed Rate Period). The Junior Subordinated Notes will bear interest from August 1, 2023 up to, but not including, the maturity date or earlier redemption date (sometimes referred to as the Floating Rate Period) at a floating rate based on the Three-Month LIBOR Rate (as defined below) plus 322 basis points (3.22%), reset quarterly.

Interest Payment Dates

Subject to our right to defer interest payments as described below, interest on the Junior Subordinated Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on November 1, 2013.

Option to Defer Interest Payments

At our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 40 consecutive quarterly periods (each period, commencing on the date that the first such interest payment would otherwise have been made, sometimes referred to as an Optional Deferral Period). In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Junior Subordinated Notes and may choose to do that on more than one occasion. A deferral of interest payments may not extend beyond the maturity date of the Junior Subordinated Notes, and we may not begin a new Optional Deferral Period until we have paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Notes, compounded quarterly, to the extent permitted by applicable law. Once we pay all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the maturity date of the Junior Subordinated Notes.

We will provide to the Trustee written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the earlier of (1) the next applicable interest payment date or (2) the date, if any, upon which we are required to give notice of such interest payment date or the record date therefor to the NYSE or any applicable self-regulatory organization. The subordinated indenture provides that this notice will be forwarded promptly by the Trustee to each holder of record of Junior Subordinated Notes.

If we elect to defer interest on the Junior Subordinated Notes for one or more Optional Deferral Periods, the beneficial owners of the Junior Subordinated Notes will be required to accrue income for U.S. federal income tax purposes in the amount of the accrued and unpaid interest payments on the Junior Subordinated Notes, in the form of original issue discount, even though cash interest payments are deferred and even though the beneficial owners may be cash-basis taxpayers.

Certain Restrictions during Optional Deferral Period

Unless we have paid all accrued and payable interest on the Junior Subordinated Notes, we will not, and will not permit any of our subsidiaries to, do any of the following, with certain limited exceptions described below under “Description of the Junior Subordinated Notes—Certain Limitations During an Optional Deferral Period”:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the capital stock of Integrys Energy Group, Inc.;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in right of payment to the Junior Subordinated Notes; or

•	make any guarantee payments on any guarantee of debt securities if the guarantee ranks equally with or junior in right of payment to the Junior Subordinated Notes.

Optional Redemption	We may redeem the Junior Subordinated Notes at our option before their maturity:

•	in whole or in part, on one or more occasions, on or after August 1, 2023 at 100% of their principal amount, plus any accrued and unpaid interest thereon;

•

in whole, but not in part, before August 1, 2023 at 100% of their principal amount plus any accrued and unpaid interest thereon, if certain changes in tax laws, regulations or interpretations occur; or

•

in whole, but not in part, before August 1, 2023 at 102% of their principal amount plus any accrued and unpaid interest thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes.

For a more complete description of the circumstances under and the redemption prices at which the Junior Subordinated Notes may be redeemed, see “Description of the Junior Subordinated Notes—Redemption,” “Description of the Junior Subordinated Notes—Right to Redeem Upon a Tax Event” and “Description of the Junior Subordinated Notes—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

Subordination; Ranking

Our payment obligations under the Junior Subordinated Notes will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our senior indebtedness, whether presently existing or from time to time hereafter incurred, created, assumed or existing, as defined below under “Description of the Junior Subordinated Notes—Ranking.” As of June 30, 2013, our senior indebtedness, on an unconsolidated basis, totaled $405 million.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries, and claims of creditors and any preferred shareholders of our subsidiaries generally will have priority over the claims of our creditors with respect to the assets and earnings of our subsidiaries. The Junior Subordinated Notes, therefore, will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by our subsidiaries. In addition to trade liabilities, certain of our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Notes. Substantially all of the physical assets of Wisconsin Public Service Corporation, The Peoples Gas Light and Coke Company and North Shore Gas Company secure outstanding debt securities of those corporations.

Our ability as a holding company to pay debt service on the Junior Subordinated Notes is largely dependent upon the availability of funds from our subsidiaries. Various laws, regulations and financial covenants impose restrictions on the ability of certain of our regulated utility subsidiaries to transfer funds to us in the form of dividends. Our regulated utility subsidiaries, with the exception of Michigan Gas Utilities Corporation, are prohibited from loaning funds to us, either directly or indirectly.

There are no terms in the subordinated indenture or the Junior Subordinated Notes that limit our ability to incur additional senior indebtedness, or that limit our subsidiaries’ ability to incur additional liabilities, including debt or preferred stock. We expect from time to time to incur additional indebtedness and other liabilities constituting senior indebtedness that will be senior to the Junior Subordinated Notes.

Events of Default	The following are the events of default under the subordinated indenture with respect to the Junior Subordinated Notes:

•	failure to pay principal or any premium on the Junior Subordinated Notes when due and payable;

•	failure to pay interest on the Junior Subordinated Notes when due and payable that continues for 30 days (subject to our right to optionally defer interest payments); or

•	certain events of bankruptcy, insolvency or reorganization involving Integrys Energy Group, Inc.

Listing

We intend to apply to list the Junior Subordinated Notes on the New York Stock Exchange (sometimes referred to as the NYSE) under the symbol “IEH.” If the application is approved, we expect trading in the Junior Subordinated Notes to begin within 30 days after the date that the Junior Subordinated Notes are first issued.

No Sinking Fund	The Junior Subordinated Notes do not have the benefit of a sinking fund.

Use of Proceeds

The aggregate net proceeds from the sale of the Junior Subordinated Notes, after deducting the underwriting discount, are expected to be approximately $388.4 million. The net proceeds from the sale of the Junior Subordinated Notes will be used to reduce short-term debt and for general corporate purposes. As of August 7, 2013, we had approximately $432,000,000 of commercial paper borrowings, which had maturities up to August 15, 2013 and had a weighted average interest rate of 0.30%.

Conflicts of Interest

Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program. Such payments may constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (sometimes referred to as FINRA). Consequently, this offering will be conducted in accordance with the requirements of FINRA Rule 5121.

Book-Entry

The Junior Subordinated Notes will be represented by one or more global securities that will be deposited with a custodian for and registered in the name of The Depository Trust Company, New York, New York (sometimes referred to as DTC) or its nominee. This means that you will not receive a certificate for your Junior Subordinated Notes but, instead, will hold your interest through DTC’s system.

Further Issues	We may, without the consent of the holders, issue additional junior subordinated notes that will constitute one series and be fungible with the Junior Subordinated Notes.

Governing Law	Wisconsin.

Risk Factors

An investment in the Junior Subordinated Notes involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement and the accompanying prospectus, including “Forward-Looking Statements,” on page S-9 of this prospectus supplement, before deciding whether an investment in the Junior Subordinated Notes is suitable for you.

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our Junior Subordinated Notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or that we currently believe to be immaterial may also adversely affect us.

Risks Related to Our Business

For a discussion of risks to consider respecting our businesses, see the risk factors section beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Junior Subordinated Notes

We may elect to defer interest payments on the Junior Subordinated Notes at our option for one or more periods of up to 40 consecutive quarterly periods. This may affect the market price of the Junior Subordinated Notes.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for one or more periods of up to 40 consecutive quarterly periods, as described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” in this prospectus supplement. At the end of an optional deferral period, if all amounts due are paid, we could start a new optional deferral period of up to 40 consecutive quarterly periods. During any optional deferral period, interest on the Junior Subordinated Notes would be deferred but would accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Notes, compounded quarterly, to the extent permitted by applicable law. No optional deferred period may extend beyond the maturity date or redemption date, if earlier, of the Junior Subordinated Notes. If we exercise this interest deferral right, the Junior Subordinated Notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Notes or that is otherwise less than the price at which the Junior Subordinated Notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the Junior Subordinated Notes may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the Junior Subordinated Notes until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, we will be prohibited from paying current interest on the Junior Subordinated Notes until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, we may not be able to pay current interest on the Junior Subordinated Notes if we do not have available funds to pay all accrued and unpaid interest plus any accrued interest thereon.

The Junior Subordinated Notes are effectively subordinated to substantially all of our other debt, including the debt of our subsidiaries.

Our payment obligations under the Junior Subordinated Notes will rank junior and be subordinated in right of payment and upon liquidation to all of our senior indebtedness, whether presently existing or from time to time hereinafter incurred, created, assumed or existing. This means that we cannot make any payments on the Junior Subordinated Notes if we default on a payment of any of our senior indebtedness and do not cure the default within the applicable grace period, or if the maturity of any of our senior indebtedness has been and remains accelerated as a result of a default.

Due to the subordination provisions described below under “Description of the Junior Subordinated Notes—Ranking” in this prospectus supplement, in the event we pay or distribute any of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary, the holders of our senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of the Junior Subordinated Notes would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. As a result, in the event of our insolvency, our creditors who are holders of our senior indebtedness may recover more, ratably, than the holders of the Junior Subordinated Notes.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries, and claims of creditors and any preferred shareholders of our subsidiaries generally will have priority over the claims of our creditors with respect to the assets and earnings of our subsidiaries. The Junior Subordinated Notes, therefore, will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by our subsidiaries. In addition to trade liabilities, certain of our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Notes. Substantially all of the physical assets of Wisconsin Public Service Corporation, The Peoples Gas Light and Coke Company and North Shore Gas Company secure outstanding debt securities of those corporations.

There are no terms in the subordinated indenture or the Junior Subordinated Notes that limit our ability to incur additional senior indebtedness, or that limit our subsidiaries’ ability to incur additional liabilities, including debt and preferred stock. We expect from time to time to incur additional indebtedness and other liabilities constituting senior indebtedness that will be senior to the Junior Subordinated Notes.

We are a holding company and are dependent upon dividends or distributions from our subsidiaries in order to make payments on the Junior Subordinated Notes.

We are a holding company that conducts substantially all of our operations through our subsidiaries. Therefore, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations, to pay dividends to shareholders and for corporate expenses depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Various laws, regulations and financial covenants impose restrictions on the ability of certain of our regulated utility subsidiaries to transfer funds to us in the form of dividends. Our regulated utility subsidiaries, with the exception of Michigan Gas Utilities Corporation, are prohibited from loaning funds to us, either directly or indirectly.

You may have to pay taxes on interest before you receive cash from us.

If we defer interest payments on the Junior Subordinated Notes, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the Junior Subordinated Notes, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes before you receive payment of the interest. If you sell your Junior Subordinated Notes before the record date for the first interest payment after an Optional Deferral Period, the accrued interest will be paid to the holder of record on the record date, and you will never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Notes.

For more information regarding the tax consequences of purchasing the Junior Subordinated Notes, see “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement.

An active trading market for the Junior Subordinated Notes may not develop, and any such market may be illiquid.

The Junior Subordinated Notes constitute a new issue of securities with no established trading market. We intend to apply to list the Junior Subordinated Notes on the NYSE. If the application is approved, trading on the NYSE is expected to commence within 30 days after the date that the Junior Subordinated Notes are first issued. However, listing the Junior Subordinated Notes on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Junior Subordinated Notes easily. In addition, the liquidity of the trading market in the Junior Subordinated Notes, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active after-market for the Junior Subordinated Notes will develop or be sustained or that holders of the Junior Subordinated Notes will be able to sell their Junior Subordinated Notes at favorable prices or at all.

Rating agencies may change their practices for rating the Junior Subordinated Notes, which change may affect the market price of the Junior Subordinated Notes. In addition, we may redeem the Junior Subordinated Notes if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Notes.

The rating agencies that currently or may in the future publish a rating for Integrys Energy Group, Inc., including Moody’s Investors Service, Inc. (sometimes referred to as Moody’s), Standard & Poor’s Ratings Services (sometimes referred to as S&P), and Fitch Ratings, Inc., of which Moody’s and S&P are expected to initially publish a rating of the Junior Subordinated Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Notes are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Notes. In addition, we may redeem the Junior Subordinated Notes before August 1, 2023 at our option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Notes. See “Description of the Junior Subordinated Notes—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies and future events or performance. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future results and conditions. Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot provide assurance that such statements will prove correct.

Forward-looking statements involve a number of risks and uncertainties. Some risks that could cause actual results to differ materially from those expressed or implied in forward-looking statements include those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as may be amended or supplemented in Part II, Item 1A of our subsequently filed Quarterly Reports on Form 10-Q, and those identified below:

•

The timing and resolution of rate cases and related negotiations, including recovery of deferred and current costs and the ability to earn a reasonable return on investment, and other regulatory decisions impacting our regulated businesses;

•

Federal and state legislative and regulatory changes relating to the environment, including climate change and other environmental regulations impacting generation facilities and renewable energy standards;

•

Other federal and state legislative and regulatory changes, including deregulation and restructuring of the electric and natural gas utility industries, financial reform, health care reform, energy efficiency mandates, reliability standards, pipeline integrity and safety standards, and changes in tax and other laws and regulations to which we and our subsidiaries are subject;

•	Costs and effects of litigation and administrative proceedings, settlements, investigations and claims;

•	Changes in credit ratings and interest rates caused by volatility in the financial markets and actions of rating agencies and their impact on our and our subsidiaries’ liquidity and financing efforts;

•

The risks associated with changing commodity prices, particularly natural gas and electricity, and the available sources of fuel, natural gas and purchased power, including their impact on margins, working capital and liquidity requirements;

•	The timing and outcome of any audits, disputes and other proceedings related to taxes;

•	The effects, extent and timing of additional competition or regulation in the markets in which our subsidiaries operate;

•	The ability to retain market-based rate authority;

•	The risk associated with the value of goodwill or other intangible assets and their possible impairment;

•	The investment performance of employee benefit plan assets and related actuarial assumptions, which impact future funding requirements;

•	The impact of unplanned facility outages;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation;

•

The effects of political developments, as well as changes in economic conditions and the related impact on customer use, customer growth and our ability to adequately forecast energy use for our customers;

•	Potential business strategies, including mergers, acquisitions and construction or disposition of assets or businesses, which cannot be assured to be completed timely or within budgets;

•	The risk of terrorism or cyber security attacks, including the associated costs to protect our assets and respond to such events;

•	The risk of failure to maintain the security of personally identifiable information, including the associated costs to notify affected persons and to mitigate their information security concerns;

•	The effectiveness of risk management strategies, the use of financial and derivative instruments and the related recovery of these costs from customers in rates;

•	The risk of financial loss, including increases in bad debt expense, associated with the inability of our and our subsidiaries’ counterparties, affiliates and customers to meet their obligations;

•	Unusual weather and other natural phenomena, including related economic, operational and/or other ancillary effects of any such events;

•	The ability to use tax credit and loss carryforwards;

•	The financial performance of American Transmission Company LLC and its corresponding contribution to our earnings;

•	The effect of accounting pronouncements issued periodically by standard-setting bodies; and

•	Other factors discussed elsewhere herein and in reports we file with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary consolidated financial information below was selected or derived from our consolidated financial statements. The unaudited interim period financial information, in the opinion of our management, includes all normal and recurring adjustments that are considered necessary for a fair presentation of the results for such interim periods. Results for the six months ended June 30, 2013 are not necessarily indicative of results to be expected for the full fiscal year. The information set forth below is qualified in its entirety by, and should be read in conjunction with, our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended June 30, 2013 incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Summary—Where You Can Find More Information” in the accompanying prospectus.

	Year Ended December 31,			Six Months Ended June 30,
	2010	2011	2012	2012	2013
				(Unaudited)
	(In millions)
Income Statement Data:
Total revenues	$5,169.8	$4,685.9	$4,212.4	$2,087.5	$2,794.2
Operating income	462.7	406.8	467.5	240.2	286.2
Net income from continuing operations	245.2	230.0	294.0	150.5	178.3
Net income	223.7	230.5	284.3	149.3	183.6
Net income attributed to common shareholders	220.9	227.4	281.4	147.7	182.1

	As of December 31,		As of June 30,
	2011	2012	2013
			(Unaudited)
	(In millions)
Balance Sheet Data:
Cash and cash equivalents	$28.1	$27.4	$20.2
Total assets	9,983.2	10,327.4	10,777.0
Long-term debt (excluding current portion)	1,845.0	1,931.7	1,886.2
Total common shareholders’ equity	2,961.4	3,025.8	3,153.6

RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Year ended December 31,						Six Months Ended June 30,
	2008 (b)	2009 (b)		2010 (b)	2011 (b)	2012	2012	2013
Ratio of earnings to fixed charges (a)	1.9	(c	)	3.5	3.5	4.2	4.3	5.3

(a)

In computing the ratios, earnings represent income (loss) from continuing operations before fixed charges and federal and state income taxes, less undistributed earnings of less than 50% owned affiliates and interest capitalized. Fixed charges represent interest expense, interest capitalized (including allowance for funds used during construction), the estimated interest factor applicable to rentals and preferred stock dividends of a subsidiary.

(b)	Certain amounts have been retrospectively adjusted due to discontinued operations.
(c)	For 2009, earnings were inadequate to cover fixed charges by $9.7 million, driven by a pre-tax non-cash goodwill impairment loss of $291.1 million.

USE OF PROCEEDS

The aggregate net proceeds from the sale of the Junior Subordinated Notes, after deducting the underwriting discount, are expected to be approximately $388.4 million. The net proceeds from the sale of the Junior Subordinated Notes will be used to reduce short-term debt and for general corporate purposes. As of August 7, 2013, we had approximately $432,000,000 of commercial paper borrowings, which had maturities up to August 15, 2013 and had a weighted average interest rate of 0.30%.

Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2013:

•	on an actual basis; and

•	as adjusted to give effect to this offering.

You should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2013
	Actual	As Adjusted for this Offering
	(Unaudited)
	(In millions)
Cash and cash equivalents	$20.2	$20.2

Short-term debt	$833.2	$444.8
Long-term debt (including current portion) (1)	2,162.7	2,162.7
Junior Subordinated Notes offered hereby	—	400.0

Total debt	2,995.9	3,007.5
Common stock	79.5	79.5
Additional paid-in capital	2,627.0	2,627.0
Retained earnings	506.0	506.0
Accumulated other comprehensive loss	(36.6)	(36.6)
Shares in deferred compensation trust	(22.3)	(22.3)

Total common shareholders’ equity	3,153.6	3,153.6

Preferred stock of subsidiary	51.1	51.1

Total capitalization	$6,200.6	$6,212.2

(1)	An additional $220 million of long-term debt was issued by our wholly-owned subsidiary, The Peoples Gas Light and Coke Company, on August 1, 2013 and is not reflected in this table.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

General

Specific terms of the 6.00% Junior Subordinated Notes Due 2073 are summarized below. This summary is not complete and should be read together with “Description of Debt Securities” in the accompanying prospectus, where certain provisions of the subordinated indenture have been summarized, and is qualified in its entirety by the terms and provisions of the subordinated indenture.

The Junior Subordinated Notes are issuable in denominations of $25 or any integral multiple thereof. The Junior Subordinated Notes will be issued in an initial aggregate principal amount of $400,000,000. The Junior Subordinated Notes will be held in book-entry form only, as described under “Description of Debt Securities—Book-Entry Securities” in the accompanying prospectus, and will be held in the name of DTC or its nominee.

We may from time to time, without the consent of existing holders, create and issue additional junior subordinated notes having the same terms and conditions as the Junior Subordinated Notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional junior subordinated notes issued in this manner will be consolidated with and will form a single series with the previously outstanding Junior Subordinated Notes.

Maturity

Unless an earlier redemption has occurred, the entire principal amount of the Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest, on August 1, 2073.

Interest

Fixed Rate Period

The Junior Subordinated Notes will bear interest at 6.00% per year during the Fixed Rate Period. The amount of interest payable for any quarterly interest accrual period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period

The Junior Subordinated Notes will bear interest during the Floating Rate Period at the Three-Month LIBOR Rate plus 322 basis points (3.22%), reset quarterly on February 1, May 1, August 1 and November 1 of each year (each, sometimes referred to as a LIBOR Rate Reset Date). The amount of interest payable for any quarterly interest accrual period during the Floating Rate Period will be computed on the basis of the actual number of days elapsed during that quarterly interest period (determined by including the first day of the interest period and excluding the last day) divided by 360.

General

Subject to our right to defer interest payments as described below, interest is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on November 1, 2013. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at a rate equal to the interest rate then applicable to the Junior Subordinated Notes.

In this prospectus supplement, the term “interest” includes quarterly interest payments and interest on interest payments accrued but not paid on the applicable interest payment date.

A “business day” is any day that is not a Saturday, a Sunday, or a day on which banks in New York City are authorized or obligated by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Trustee is closed for business.

During the Fixed Rate Period, if an interest payment date or a redemption date of the Junior Subordinated Notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date or the redemption date, as applicable.

During the Floating Rate Period, if any interest payment date, other than a redemption date or the maturity date of the Junior Subordinated Notes, falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. Also, if a redemption date or the maturity date of the Junior Subordinated Notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the redemption date or the maturity date, as applicable. During the Floating Rate Period, if any LIBOR Rate Reset Date falls on a day that is not a business day, the LIBOR Rate Reset Date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding business day. During the Floating Rate Period, the interest rate in effect on any LIBOR Rate Reset Date will be the applicable interest rate as reset on that date, and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date.

So long as the Junior Subordinated Notes remain in book-entry only form registered in the name of DTC or its nominee, the record date for each interest payment date will be the business day immediately preceding the applicable interest payment date.

If the Junior Subordinated Notes are not in book-entry only form registered in the name of DTC or its nominee, the record date for each interest payment date will be the fifteenth calendar day (whether or not a business day) immediately preceding the applicable interest payment date.

Determining the Floating Rate

The “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1)

On the LIBOR Interest Determination Date (as defined below), the Calculation Agent (as defined below) will determine the Three-Month LIBOR Rate which will be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)

If no rate appears on Reuters Page LIBOR01 on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service or on such other service as may be designated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the British Bankers Association or such other person that takes over responsibility for the administration of such rates).

“LIBOR Interest Determination Date” means the second LIBOR Business Day (as defined below) preceding each LIBOR Rate Reset Date.

“LIBOR Business Day” means any business day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank market.

“Calculation Agent” means U.S. Bank National Association or a successor appointed by us, acting as calculation agent.

Option to Defer Interest Payments

At our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 40 consecutive quarterly periods. In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Junior Subordinated Notes and may choose to do that on more than one occasion. A deferral of interest payments may not extend beyond the maturity date of the Junior Subordinated Notes, and we may not begin a new Optional Deferral Period until we have paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Notes, compounded quarterly, to the extent permitted under applicable law. Once we pay all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the maturity date of the Junior Subordinated Notes.

We will provide to the Trustee written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the earlier of (1) the next applicable interest payment date or (2) the date, if any, upon which we are required to give notice of such interest payment date or the record date therefor to the NYSE or any applicable self-regulatory organization. The subordinated indenture provides that this notice will be forwarded promptly by the Trustee to each holder of record of Junior Subordinated Notes.

Certain Limitations During an Optional Deferral Period

Unless we have paid all accrued and payable interest on the Junior Subordinated Notes, subject to several exceptions, we will not, and will not permit any of our subsidiaries to, do any of the following:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the capital stock of Integrys Energy Group, Inc.;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in right of payment to the Junior Subordinated Notes; or

•	make any guarantee payments on any guarantee of debt securities if the guarantee ranks equally with or junior in right of payment to the Junior Subordinated Notes.

However, at any time, including during an Optional Deferral Period, the exceptions will permit us to:

•

pay any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase common stock for issuance pursuant to any employee benefit plans or dividend reinvestment and stock purchase plans.

Redemption

On or after August 1, 2023, we may redeem the Junior Subordinated Notes, in whole or in part, on one or more occasions, at 100% of their principal amount plus any accrued and unpaid interest thereon to, but not including, the redemption date.

We may also redeem the Junior Subordinated Notes before August 1, 2023 (i) in whole, but not in part, if certain changes in tax laws, regulations or interpretations occur, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Tax Event” and (ii) in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Rating Agency Event.”

Right to Redeem Upon a Tax Event

Before August 1, 2023, we may redeem the Junior Subordinated Notes, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event (as defined below), at 100% of their principal amount plus any accrued and unpaid interest thereon to, but not including, the redemption date.

A “Tax Event” happens when we have received an opinion of counsel experienced in tax matters that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with our audit or an audit of any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of the original issuance of the Junior Subordinated Notes, there is more than an insubstantial risk that interest payable by us on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event

Before August 1, 2023, we may redeem the Junior Subordinated Notes, in whole, but not in part, at any time within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event (as defined below), at 102% of their principal amount plus any accrued and unpaid interest thereon to, but not including, the redemption date.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Junior Subordinated Notes on the date of initial issuance of the Junior Subordinated Notes, or the current methodology, which change either (i) shortens the period of time during which equity credit pertaining to the Junior Subordinated Notes would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Junior Subordinated Notes as compared with the amount of equity credit that such rating agency had assigned to the Junior Subordinated Notes as of the date of initial issuance thereof.

Ranking

Our payment obligations under the Junior Subordinated Notes will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our senior indebtedness, whether presently existing or from time to time hereafter incurred, created, assumed or existing.

“Senior indebtedness” means the principal of, premium, if any, and interest in respect of:

•	all of our indebtedness for money borrowed;

•	indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreements (but excluding trade accounts payable arising in the ordinary course of business);

•	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the types previously described of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types previously described of other persons secured by any lien on any of our property, whether or not such obligation is assumed by us.

However, the term “senior indebtedness” does not include:

•	any indebtedness which is by its terms subordinated to, or pari passu with, the Junior Subordinated Notes;

•	any of our obligations to any of our affiliates; or

•	any accrued liabilities arising in the ordinary course of business.

Our senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Under the subordinated indenture, no payment may be made on the Junior Subordinated Notes, including any redemption payment, if:

•	any of our senior indebtedness has not been paid when due and any applicable grace period has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been and remains accelerated as a result of a default.

In the event we pay or distribute any of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary, the holders of our senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of the Junior Subordinated Notes would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. If a distribution is made to holders of the Junior Subordinated Notes that, due to the subordination provisions, should not have been made to them, those holders of the Junior Subordinated Notes are required to pay such distribution over to the holders of the senior indebtedness or their representatives or trustees, as their interests may appear. As a result of the subordination provisions contained in the subordinated indenture, in the event of our insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the Junior Subordinated Notes.

As of June 30, 2013, our senior indebtedness, on an unconsolidated basis, totaled $405 million.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries, and claims of creditors and any preferred shareholders of our subsidiaries generally will have priority over the claims of our creditors with respect to the assets and earnings of our subsidiaries. The Junior Subordinated Notes, therefore, will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by our subsidiaries. In addition to trade liabilities, certain of our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Notes. Substantially all of the physical assets of Wisconsin Public Service Corporation, The Peoples Gas Light and Coke Company and North Shore Gas Company secure outstanding debt securities of those corporations.

Our ability as a holding company to pay debt service on the Junior Subordinated Notes is largely dependent upon the availability of funds from our subsidiaries. Various laws, regulations and financial covenants impose restrictions on the ability of certain of our regulated utility subsidiaries to transfer funds to us in the form of dividends. Our regulated utility subsidiaries, with the exception of Michigan Gas Utilities Corporation, are prohibited from loaning funds to us, either directly or indirectly. The Public Service Commission of Wisconsin limits the amount of ordinary dividends that Wisconsin Public Service Corporation may pay to us and require that the debt-to-equity ratio of Wisconsin Public Service Corporation remain within a specified range. The restated articles of incorporation of Wisconsin Public Service Corporation also limit the amount of dividends which it may pay on its common stock if its common stock and common stock surplus accounts are less than 25% of its total capitalization. North Shore Gas Company’s long-term debt obligations contain provisions and covenants restricting the payment of cash dividends and the purchase or redemption of capital stock, all of which is held indirectly by us. See Note 16, Common Equity, to the Condensed Notes to Financial Statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2013 for a more detailed description of the restrictions on the payment of dividends by our subsidiaries.

There are no terms in the subordinated indenture or the Junior Subordinated Notes that limit our ability to incur additional senior indebtedness, or that limit our subsidiaries’ ability to incur additional liabilities, including debt or preferred stock. We expect from time to time to incur additional indebtedness and other liabilities constituting senior indebtedness that will be senior to the Junior Subordinated Notes.

Events of Default

The following events of default are applicable to the Junior Subordinated Notes, instead of the events of default described in the accompanying prospectus:

•	failure to pay principal or any premium on the Junior Subordinated Notes when due and payable;

•

failure to pay interest on the Junior Subordinated Notes when due and payable that continues for 30 days (subject to our right to optionally defer interest payments described above under “—Option to Defer Interest Payments”); or

•	certain events of bankruptcy, insolvency or reorganization involving Integrys Energy Group, Inc.

With respect to the Junior Subordinated Notes, a failure to comply with the other covenants under the subordinated indenture does not constitute an event of default.

If an event of default (other than due to certain events of bankruptcy, insolvency or reorganization) occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Junior Subordinated Notes will have the right to declare the principal amount of the Junior Subordinated Notes, and any accrued interest thereon, immediately due and payable. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of all the outstanding Junior Subordinated Notes, and any accrued interest thereon, will automatically, and without any declaration or other action on the part of the Trustee or any holder of the Junior Subordinated Notes, become immediately due and payable.

No Sinking Fund

The Junior Subordinated Notes will not be entitled to the benefit of any sinking fund.

No Defeasance

Certain provisions of the subordinated indenture relating to defeasance, described under “Description of Debt Securities—Satisfaction and Discharge; Defeasance” in the accompanying prospectus, shall not apply to the Junior Subordinated Notes.

Agreement by Holders to Certain Tax Treatment

Each holder of the Junior Subordinated Notes will, by accepting the Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Notes constitute debt and will treat the Junior Subordinated Notes as debt for United States federal, state and local tax purposes.

Book-Entry Issuance

The Junior Subordinated Notes will trade in book-entry only form through the facilities of DTC. The Junior Subordinated Notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Junior Subordinated Notes as represented by a global certificate.

For additional information relating to DTC and the book-entry issuance system, see “Description of Debt Securities—Book-Entry Securities” in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the acquisition, ownership, and disposition of the Junior Subordinated Notes. This summary is based upon the Internal Revenue Code of 1986, as amended (sometimes referred to as the Code), Treasury regulations, rulings of the Internal Revenue Service (sometimes referred to as the IRS), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could affect adversely the tax consequences described below. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Junior Subordinated Notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Junior Subordinated Notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity”) that is not a U.S. Holder. If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns Junior Subordinated Notes, the tax treatment of a member of the entity will depend on the status of the members and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, is not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns Junior Subordinated Notes, and any members of such an entity, should consult their tax advisors.

This summary does not discuss all U.S. federal income tax consequences that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold Junior Subordinated Notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local, or foreign taxation. This summary only applies to those persons who purchase Junior Subordinated Notes in the initial offering at the initial offering price and who hold Junior Subordinated Notes as “capital assets” within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. We believe that the contingencies on the Junior Subordinated Notes, notably the possibility that an amount in excess of the principal of, or stated interest on, the Junior Subordinated Notes might be required to be paid upon a Rating Agency Event (see “Description of the Junior Subordinated Notes—Right to Redeem Upon a Rating

Agency Event”), are remote for this purpose, and we intend to take the position that the “contingent payment debt instrument” rules of the Treasury regulations do not apply. A successful challenge of this position by the IRS could affect the timing and amount of income inclusions with respect to the Junior Subordinated Notes, and could also cause any gain from the sale or other disposition of a Junior Subordinated Note to be treated as ordinary income rather than as capital gain. Our position is binding on a beneficial owner of Junior Subordinated Notes, unless the beneficial owner discloses in the proper manner to the IRS that it is taking a different position. Beneficial owners of the Junior Subordinated Notes should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Junior Subordinated Notes. The remainder of this summary assumes that the Junior Subordinated Notes will not be considered to be contingent payment debt instruments.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, BENEFICIAL OWNERS OF JUNIOR SUBORDINATED NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY SUCH BENEFICIAL OWNERS OR ANY OTHER PERSONS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE OFFERING OF JUNIOR SUBORDINATED NOTES OR OTHER MATTERS ADDRESSED HEREIN; AND (C) BENEFICIAL OWNERS OF JUNIOR SUBORDINATED NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A BENEFICIAL OWNER OF JUNIOR SUBORDINATED NOTES.

Classification of the Junior Subordinated Notes as Indebtedness

The determination of whether an instrument is classified as indebtedness, rather than as equity, for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial, or administrative authority that directly addresses the U.S. federal income tax treatment of an instrument similar to the Junior Subordinated Notes. Based upon an analysis of the relevant facts and circumstances, Foley & Lardner LLP, our tax counsel, will provide us with an opinion to the effect that, although the matter is not free from doubt, the Junior Subordinated Notes will be treated as indebtedness for U.S. federal income tax purposes. This opinion will be based in part on certain representations made by us to Foley & Lardner LLP and upon certain customary assumptions. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. We agree, and by acquiring an interest in a Junior Subordinated Note each beneficial owner of a Junior Subordinated Note will agree, to treat the Junior Subordinated Notes as indebtedness for U.S. federal income tax purposes. The remainder of this summary assumes that the Junior Subordinated Notes are classified as indebtedness for U.S. federal income tax purposes. Beneficial owners of Junior Subordinated Notes should consult their own tax advisors regarding the tax consequences if the Junior Subordinated Notes are not treated as indebtedness for U.S. federal income tax purposes.

Original Issue Discount

Under the applicable U.S. Treasury regulations, the possibility that interest on the Junior Subordinated Notes might be deferred could result in the Junior Subordinated Notes being deemed to be issued with original issue discount (sometimes referred to as OID), unless the likelihood of a deferral is remote within the meaning of the regulations. We have determined that the likelihood of interest deferral is remote and we therefore believe that the possibility of such a deferral will not result in the Junior Subordinated Notes being deemed to be issued with OID.

Regardless of our determination, however, the IRS may assert that the likelihood of interest deferral is not remote. If the likelihood of interest deferral were determined not to be remote, or if interest were in fact deferred, the Junior Subordinated Notes would be deemed to be issued with OID at the time of issuance or at the time that any such deferral actually occurs, as the case may be. Then, all stated interest on the Junior Subordinated Notes would thereafter be treated as OID as long as the Junior Subordinated Notes remain outstanding. In such an event, a beneficial owner would be required to accrue interest income on its Junior Subordinated Notes using a constant yield method, regardless of that beneficial owner’s regular method of accounting, and would be required to accrue interest income before the beneficial owner actually receives any cash payment attributable to that interest.

If the Junior Subordinated Notes are deemed to be issued with OID at the time of issuance, or at a subsequent time by reason of an actual interest deferral, a beneficial owner’s tax basis in the Junior Subordinated Notes generally will be its initial purchase price (net of accrued interest paid upon purchase), increased by OID previously includible in that beneficial owner’s gross income to the date of disposition, and decreased by payments received by that beneficial owner on the Junior Subordinated Note since and including the date that the Junior Subordinated Notes were deemed to be issued with OID.

The remainder of this summary assumes that the Junior Subordinated Notes are not deemed to be issued with OID.

U.S. Holders

Interest and gains upon disposition

The interest on the Junior Subordinated Notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).

In the case of a sale or other disposition (including a retirement) of a Junior Subordinated Note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Junior Subordinated Note.

A gain or loss recognized by a U.S. Holder on a sale or other disposition of a Junior Subordinated Note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other disposition of a Junior Subordinated Note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other disposition of a Junior Subordinated Note is subject to limitations.

Unearned Income Medicare Contribution Tax

For taxable years beginning after December 31, 2012, a 3.8% Medicare contribution tax will be imposed on the “net investment income” of certain United States individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, less certain deductions.

Backup withholding and information reporting

In general, information reporting requirements will apply with respect to payments of principal and interest on the Junior Subordinated Notes to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the Junior Subordinated Notes. In addition, a U.S. Holder may be subject to a backup withholding tax on payments with respect to the Junior Subordinated Notes if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest

Interest earned on a Junior Subordinated Note by a Non-U.S. Holder will be considered “portfolio interest”, and (subject to the discussion under the heading “—Foreign Account Tax Compliance” below) will not be subject to U.S. federal income tax or withholding, if:

•

the Non-U.S. Holder is neither (i) a “controlled foreign corporation” that is related to us as described in Section 881(c)(3)(C) of the Code, (ii) a bank receiving the interest on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the voting power of all our stock;

•	the certification requirements described below are satisfied; and

•

the interest is not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder.

In general, the certification requirements will be satisfied if either (a) the beneficial owner of the Junior Subordinated Note provides, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN (or a suitable substitute form) that includes the beneficial owner’s name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (b) a securities clearing organization, bank, or other financial institution which holds customers’ securities in the ordinary course of its trade or business holds the Junior Subordinated Note on behalf of a beneficial owner and provides to the person that otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person that otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with other documentary evidence in the case of a Junior Subordinated Note held through a qualified intermediary.

Any payments to a Non-U.S. Holder of interest that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN (or a suitable substitute form).

Any interest earned on a Junior Subordinated Note that is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Gains upon disposition

Subject to the discussion of backup withholding below and the discussion under the heading “—Foreign Account Tax Compliance” below, any gain (other than an amount representing accrued but unpaid interest, which is treated as described above in “—Non-U.S. Holders—Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a Junior Subordinated Note generally will not be subject to U.S. federal income tax or withholding unless (i) the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder (in which case the gain will be subject to U.S. federal income tax at regular graduated rates and will also be taken into account for purposes of determining the amount of the United States “branch profits tax” described above in “—Non-U.S. Holders—Interest”), or (ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met (in which case such individual will be subject to a 30% U.S. federal income tax on the gain, which gain may be offset by certain U.S.-source capital losses).

Backup withholding and information reporting

Any payments of interest on the Junior Subordinated Notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not such interest is exempt from U.S. withholding tax pursuant to a tax treaty or the “portfolio interest” exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of interest on the Junior Subordinated Notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN or W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of a Junior Subordinated Note by or through a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN or W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a Junior Subordinated Note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a Junior Subordinated Note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under the Hiring Incentives to Restore Employment Act (sometimes referred to as the HIRE Act), U.S. withholding taxes generally will be imposed on certain types of payments made after December 31, 2012 to “foreign financial institutions” and to certain other non-U.S. entities. This withholding tax will be imposed at a 30% rate on payments of interest on, or gross proceeds from the sale or other disposition of, debt obligations issued by a United States person if the payments are made to a foreign financial institution, unless the foreign financial institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent the financial institution from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial United States owners or the entity furnishes identifying information regarding each substantial United States owner.

The IRS has issued regulations and other guidance providing that the withholding tax on interest will not be imposed with respect to payments made prior to July 1, 2014, and that the withholding tax on gross proceeds from a disposition of a debt obligation will not be imposed with respect to payments made prior to January 1, 2017. In addition, certain “grandfather” rules provide that the withholding requirements generally will not apply to debt instruments outstanding on July 1, 2014 unless such instruments thereafter are materially modified.

Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING (CONFLICTS OF INTEREST)

General

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Junior Subordinated Notes set forth opposite that underwriter’s name in the table below.

Name	Principal Amount of Junior Subordinated Notes
J.P. Morgan Securities LLC	$78,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	78,000,000
Morgan Stanley & Co. LLC	78,000,000
Wells Fargo Securities, LLC	78,000,000
Deutsche Bank Securities Inc.	12,000,000
Goldman, Sachs & Co.	12,000,000
KeyBanc Capital Markets Inc.	12,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Comerica Securities, Inc.	4,000,000
Fifth Third Securities, Inc.	4,000,000
The Huntington Investment Company	4,000,000
PNC Capital Markets LLC	4,000,000
Wedbush Securities Inc.	4,000,000
Raymond James & Associates, Inc.	4,000,000
RBC Dain Rauscher Inc.	4,000,000

Total	$400,000,000

Associated Investment Services, Inc., a member of FINRA and subsidiary of Associated Banc-Corp, is being paid a referral fee by Wedbush Securities Inc.

The underwriting agreement provides that the obligations of the underwriters to purchase the Junior Subordinated Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Junior Subordinated Notes if they purchase any of the Junior Subordinated Notes.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We have also agreed for a period beginning on the date of this prospectus supplement and continuing to and including a period of 30 days, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of, or guaranteed by, Integrys Energy Group, Inc. having a term of more than one year, without the prior written consent of the representatives of the underwriters. This agreement does not preclude Integrys Energy Group, Inc. from issuing, in the ordinary course of business, guarantees to support the business operations of its wholly-owned subsidiaries.

Offering Price, Concessions and Reallowances

The underwriters will initially offer the Junior Subordinated Notes at the initial public offering price set forth on the cover of this prospectus supplement. The underwriters may sell Junior Subordinated Notes to securities dealers at that price less a concession not in excess of $0.50 per Junior Subordinated Note; provided that concessions will be $0.25 per Junior Subordinated Note for sales to institutions. The underwriters may allow, and those dealers may reallow, a discount not in excess of $0.45 per Junior Subordinated Note to certain other dealers. If the underwriters do not sell all of the Junior Subordinated Notes at the initial offering price, the underwriters may change the offering price and the other selling terms.

We estimate that our total expenses for this offering, not including the underwriting discount, will be $750,000. This estimate includes expenses related to printing, rating agency fees, trustee’s fees, auditing and accounting fees, legal fees and other expenses.

New Issue of Securities

The Junior Subordinated Notes are a new issue of securities with no established trading market. We intend to apply to list the Junior Subordinated Notes on the NYSE under the symbol “IEH.” If the application is approved, we expect trading in the Junior Subordinated Notes to begin within 30 days after the date that the Junior Subordinated Notes are first issued. The underwriters have advised us that they intend to make a market in the Junior Subordinated Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to how liquid the trading market for the Junior Subordinated Notes will be.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Junior Subordinated Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Junior Subordinated Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Junior Subordinated Notes while the offering is in process.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Junior Subordinated Notes. As a result, the price of the Junior Subordinated Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Junior Subordinated Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Public Offerings Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Junior Subordinated Notes, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the Junior Subordinated Notes in any jurisdiction where action for that purpose is required. Accordingly, the Junior Subordinated Notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the Junior Subordinated Notes may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. See “—EEA Selling Restrictions” and “—UK Selling Restrictions,” below.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters or their affiliates have in the past and may in the future provide us and our subsidiaries and affiliates with financial advisory and other services for which they have and in the future will receive customary fees. Certain of the underwriters or their affiliates are lenders under our revolving credit facilities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Junior Subordinated Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Junior Subordinated Notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent they are dealers under our commercial paper program. Such payments may constitute a “conflict of interest” under Rule 5121 of FINRA. Consequently, this offering will be conducted in accordance with the requirements of FINRA Rule 5121.

EEA Selling Restrictions

This prospectus supplement is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the “EEA”) (the “Prospectus Directive”). Neither we nor the underwriters have authorized, nor does it or they authorize, the making of any offer of the Junior Subordinated Notes through any financial intermediary, other than offers made by underwriters which constitute the final placement of the Junior Subordinated Notes contemplated in this prospectus supplement. In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Junior Subordinated Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Junior Subordinated Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Junior Subordinated Notes to the public” in relation to any Junior Subordinated Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Junior Subordinated Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

UK Selling Restrictions

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Junior Subordinated Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Junior Subordinated Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Our counsel, Foley & Lardner LLP, Milwaukee, Wisconsin, will issue its opinion as to the validity of the Junior Subordinated Notes being issued. Schiff Hardin LLP, Washington, D.C., will issue an opinion for the underwriters as to certain matters relating to the offering of the Junior Subordinated Notes.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Integrys Energy Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Integrys Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of American Transmission Company LLC as of December 31, 2012 and 2011 and for the three years ended December 31, 2012, incorporated in this prospectus supplement by reference from Integrys Energy Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

INTEGRYS ENERGY GROUP, INC.

DEBT SECURITIES

COMMON STOCK

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS TO PURCHASE COMMON STOCK

WARRANTS TO PURCHASE DEBT SECURITIES

TRUST PREFERRED SECURITIES OF CERTAIN TRUSTS

GUARANTEES

We may offer these securities, and the trusts, which we may form in the future, may offer trust preferred securities, in amounts, at prices and on terms determined at the time of offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “TEG”.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus and any supplement carefully before you invest.

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2012.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

You should rely on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement and/or other offering material. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of the prospectus, prospectus supplement or other offering material, as applicable.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this prospectus together with any accompanying prospectus supplement and/or other offering material to understand the terms of our securities or the trusts’ securities. Together these documents will give the specific terms of the securities we or the trusts are offering. You should also read the documents we have incorporated by reference into this prospectus or any accompanying prospectus supplement and/or other offering material for information on us and our financial statements.

Securities to be Offered

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we and the trusts may offer and sell from time to time securities in one or more offerings. We may offer and sell the following securities: debt securities, common stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or debt securities and guarantees. This prospectus provides you with a general description of these securities.

The trusts may offer their preferred securities, which we will refer to in this prospectus as “trust securities.” We will guarantee the trusts’ obligations under the trust securities, as described in the applicable prospectus supplement and/or other offering material.

Each time we or the trusts offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.

Debt Securities

We may offer unsecured general obligations of our company, which may be senior or subordinated. We will refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will have the same rank as all of our other unsecured, subordinated debt, and will be entitled to payment only after payment on our senior indebtedness. Senior indebtedness includes all indebtedness for money borrowed by us, except for the outstanding $269,840,000 principal amount 6.11% Junior Subordinated Notes due 2066 and any indebtedness issued in the future that is stated to be not superior to, or to have the same rank as, the subordinated debt securities.

Claims of creditors and any preferred shareholders of each of our subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors. All of the debt securities therefore will be effectively subordinated to creditors, including holders of secured indebtedness, and preferred shareholders of our subsidiaries.

The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, formerly known as Firstar Bank, National Association. The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association. We may amend or supplement the indentures from time to time. We encourage you to read the indentures, which are exhibits to this registration statement (as incorporated by reference), and our recent periodic and current reports that we file with the Securities and Exchange Commission.

Summary of Material Indenture Provisions that Apply to Senior and Subordinated Debt Securities

Neither indenture limits the amount of debt that we may incur. In addition, neither indenture provides holders with any protection should there be a recapitalization or restructuring involving our company.

The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations relating to the debt securities.

The indentures provide that holders of a majority of the outstanding principal amount of any series of debt securities generally may vote to change our obligations or your rights concerning that series. However, to change the amount or timing of payments of principal or interest or other payments for a series of debt securities, every holder in the series must consent.

We may discharge our obligations under either indenture by depositing with the trustee sufficient funds or government obligations to pay the senior or subordinated debt securities, as applicable, when due.

EVENTS OF DEFAULT. Each indenture provides that the following are events of default:

•	If we do not pay interest for 30 days after its due date.

•	If we do not pay principal or premium when due.

•	If we continue to breach a covenant in the debt securities of the series or in the applicable indenture respecting that series for 60 days after notice.

•	If we enter bankruptcy or become insolvent.

If an event of default occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action. If the event of default is due to our bankruptcy or insolvency, the outstanding principal amount of all the debt securities will become immediately payable, without any action on the part of the trustees or the holders of the debt securities.

Summary of Material Indenture Provisions that Apply Only to Senior Debt Securities

Under the senior indenture, our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default.

The senior indenture requires us, so long as any senior debt securities are outstanding:

•

to own all of the outstanding shares of voting common stock of Wisconsin Public Service Corporation unless we transfer the shares pursuant to our merger or consolidation or sale of substantially all of our properties.

•

not to pledge or grant a security interest or permit any pledge, security interest or other lien upon any common stock of any of our subsidiaries owned directly or indirectly by us to secure indebtedness for money borrowed without securing the senior debt securities equally and ratably with the other secured indebtedness except for:

•	pledges, security interests or encumbrances created to secure the purchase price of the common stock of our subsidiaries,

•	liens and security interests existing at the time of our acquisition of the shares or

•	any extension or renewal of any permitted pledge, security interest or encumbrance.

Summary of Material Indenture Provisions that Apply Only to Subordinated Debt Securities

The subordinated debt securities will be subordinated to all senior indebtedness.

Common Stock

We may offer shares of our common stock, par value $1.00 per share. Holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors. Each holder of our common stock is entitled to one vote per share. The holders of our common stock have no preemptive rights or cumulative voting rights. Our restated articles of incorporation do not presently authorize our company to issue preferred stock or other stock having rights prior to those of the holders of our common stock.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock under the stock purchase contracts, either:

•	common stock;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

Warrants to Purchase Common Stock and Debt Securities

We may issue warrants to purchase common stock or debt securities. We may issue any of these warrants independently or together with other securities offered by this prospectus and attached to or separate from the other securities. If we issue warrants, we will issue them under warrant agreements between us and a bank or trust company, as agent, all of which will be described in the applicable prospectus supplement and/or other offering material relating to the warrants.

Each warrant will entitle the holder to purchase for cash the principal amount of shares of common stock or debt securities at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement and/or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and/or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, the shares of common stock or debt securities purchasable upon exercise will be forwarded to you. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding, will be subject to adjustment if specified events occur, including the issuance of a stock dividend to holders of common stock or the subdivision or reclassification of common stock. Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Integrys Energy Group or any other matter, or to exercise any rights whatsoever as shareholders of Integrys Energy Group.

Trust Securities and Guarantees

We may form Delaware statutory trusts, each pursuant to a declaration of trust or similar instrument to be executed by us as sponsor for each trust and their respective trustees. The trusts will issue and sell their preferred securities.

Unless an applicable prospectus supplement or other offering material provides otherwise, each trust will exist solely to:

•	issue and sell preferred securities, which we refer to as trust securities. The proceeds from the sale of the trust securities will be invested in a specified series of our debt securities;

•	issue and sell common securities to us in exchange for cash. The proceeds from the sale of the common securities will be invested in additional series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust securities holders of each trust, the trust guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust securities holders or by causing the applicable trust to pay the required amounts to the holders.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We also filed a Registration Statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov or on our website located at http://www.integrysgroup.com.

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

1.	Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on February 29, 2012;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, which were filed on May 3 and August 9, 2012, respectively;

3.	Current Reports on Form 8-K filed on February 13, May 16 and June 19, 2012; and

4.	Description of Common Stock contained in Registration Statement on Form 8-B filed on June 1, 1994.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

Integrys Energy Group, Inc.

Attn: Secretary or Assistant Secretary

130 East Randolph Drive

Chicago, Illinois 60601

(312) 240-3864 or (312) 240-4303

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement and/or other offering material. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or other offering material is accurate as of any date other than the date on the front of the prospectus, the prospectus supplement or other offering material.

THE COMPANY

We are a diversified energy holding company with regulated natural gas and electric utility operations (serving approximately 2,175,000 customers in Illinois, Michigan, Minnesota and Wisconsin), nonregulated energy operations, and an equity ownership interest in American Transmission Company LLC (a federally regulated electric transmission company with operations in Wisconsin, Michigan, Minnesota and Illinois) of approximately 34% at December 31, 2011. Our wholly owned utility subsidiaries include Wisconsin Public Service Corporation, The Peoples Gas and Light Coke Company, Michigan Gas Utilities Corporation, Minnesota Energy Resources Corporation, North Shore Gas Company and Upper Peninsula Power Company, and our nonregulated energy supply and services company is Integrys Energy Services, Inc. Our wholly owned subsidiaries also include Integrys Business Support, LLC, a centralized service company, and Integrys Transportation Fuels, LLC, a nonregulated compressed natural gas fueling business.

THE TRUSTS

We may form Delaware statutory trusts, each pursuant to a declaration of trust or similar instrument to be executed by us, as sponsor for each trust, and by the respective trustee of each trust. We refer to the trusts, whether one or more, collectively, as the trusts. The declaration of trust for each of the trusts, substantially in the form incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, sets forth the terms and conditions under which each of the trusts will issue and sell its preferred securities.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

•	issue and sell preferred securities, which we refer to as “trust securities.” The proceeds from the sale of the trust securities will be invested in a specified series of our debt securities;

•	issue and sell common securities to us in exchange for cash. The proceeds from the sale of the common securities will be invested in additional series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

None of the trusts will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the common securities of the trusts. As the holder of the common securities of the trusts, we will receive payments on a ratable basis with the holders of the trust securities. However, our right to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust securities holders if there is a continuing event of default under the declaration of trust. We will acquire common securities of the trusts having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of each trust.

Each trust will have a set term, but may end earlier if its declaration of trust so provides. We will pay all fees and expenses related to each trust and the offering of the trust securities by each trust. The principal place of business of each trust is c/o Integrys Energy Group, Inc., 700 North Adams Street, Green Bay, Wisconsin 54307-9001. The telephone number is (920) 433-1727.

The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees’ duties and obligations will be governed by the declaration of trust of their respective trust. As the holder of common securities of the trusts, we will be entitled to appoint, remove, replace, or change the number of trustees for each trust.

Each trust will include the following trustees:

•	at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•

at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material. The trusts will use all proceeds from the sale of trust securities to purchase our debt securities, unless otherwise indicated in an applicable prospectus supplement and/or other offering material.

DESCRIPTION OF DEBT SECURITIES

The following description of the material terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any series of debt securities will be described in the applicable prospectus supplement and/or other offering material relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of October 1, 1999 between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association), as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture dated as of November 13, 2006 between us and U.S. Bank National Association, as trustee. This indenture is referred to as the “subordinated indenture.” This prospectus refers to the senior indenture and the subordinated indenture together as the “indentures.”

The following is a summary of all of the material terms of the indentures. Copies of the entire indentures are filed as exhibits to the registration statement of which this prospectus is a part. Section references below are to the section in the applicable indenture. The referenced sections of the indentures are incorporated by reference.

General

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured, will be subordinated and junior to all senior indebtedness and will have the same rank as all of our other unsecured and subordinated debt.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement and/or other offering material relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date on which the debt securities will mature;

•	the interest rate or rates, or the method of determining those rates;

•	the date from which interest will accrue or the method for determining such date;

•	the interest payment dates and the regular record dates;

•	the places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any additions to the events of default or covenants included in the indenture under which the debt securities are issued, as described in this prospectus;

•	if other than U.S. dollars, the currency or currencies, or units based on or related to currencies, in which payments on the debt securities will be payable;

•	whether the debt securities will be issued in the form of a global security; and

•	any other specific terms of the debt securities.

The debt securities will be registered debt securities and, unless otherwise specified in the prospectus supplement and/or other offering material, will be issued and payable in U.S. dollars in denominations of $1,000 or an integral multiple of $1,000. (Section 3.02)

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The accompanying prospectus supplement and/or other offering material will also contain any special tax, accounting or other information relating to original issue discount securities or to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us for those purposes. Except as otherwise described in a prospectus supplement and/or other offering material, no service charge will be payable upon the transfer or exchange of debt securities, except for any applicable tax or governmental charge. (Section 3.05) The designated security registrar for the senior debt securities and the subordinated debt securities is U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN 55107.

In the event of any redemption of any series of debt securities, we will not be required to:

1.

issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 business days before the date of the mailing of the notice of redemption of the debt securities of that series to be redeemed and the close of business on the date of mailing of the relevant notice of redemption; or

2.	register the transfer of, or exchange, any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

Payment And Paying Agent

We will pay principal, interest and any premium on debt securities which are not global securities at the office of the paying agent. We will make payment of interest on the debt securities which are not global securities by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or the accompanying prospectus supplement and/or other offering material. We will also make payments on debt securities that are not global securities by wire transfer to a U.S. bank designated by a holder of debt securities in an aggregate principal amount of at least $10,000,000, all of which have the same interest payment dates, upon receipt of a written request from the holder, on or before the record date for the payment, designating the account to which the payment is to be made. (Section 2.05)

If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security will look only to us for payment. (Section 10.07)

The paying agent for the senior debt securities and the subordinated debt securities is U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Saint Paul, MN 55107.

Book-Entry Securities

We may initially issue the debt securities of any series in the form of one or more global securities under a book-entry only system operated by a securities depositary. Unless otherwise specified in the accompanying prospectus supplement and/or other offering material, The Depository Trust Company (“DTC”), New York, New York, will act as securities depositary for each series of debt securities that are issued as fully-registered securities. The indenture trustee will register in the name of Cede & Co. (DTC’s partnership nominee) (or such other nominee as may be requested by an authorized representative of DTC) those securities for which DTC is acting as depositary. Individual purchases of book-entry interests in any of the debt securities will be made in book-entry form. So long as Cede & Co., as nominee of DTC, or another nominee of DTC is the securityholder, references in this prospectus to holders of the debt securities or registered owners will mean Cede & Co. or another nominee of DTC, rather than the owners of beneficial ownership interests in the debt securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by the direct participants in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and interest, premium, if any, or other payments on the debt securities will be made to Cede & Co., as DTC’s nominee, or to such other nominee as an authorized representative of DTC may request. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our paying agent, if any, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustees, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal payments and interest, premium, if any, or other payments to Cede & Co. (or such other nominee as an authorized representative of DTC may request) is the responsibility of us or our paying agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender agent and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to the tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of the tendered debt securities to the tender agent’s DTC account.

DTC may discontinue providing its services as debt securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the indenture trustees. Under these circumstances, in the event that a successor securities depositary is not obtained, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will cause debt security certificates to be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we, the indenture trustees nor any underwriter takes any responsibility for the accuracy of the information.

Neither we nor the indenture trustees will have any responsibility or obligation to any DTC direct or indirect participant or any beneficial owner of a book-entry interest or any other person not shown on the registration books of the trustees as being a holder of the debt securities with respect to: (1) any debt securities; (2) the accuracy of any records maintained by DTC or any DTC direct or indirect participant; (3) the payment by DTC or any DTC direct or indirect participant of any amount due to any beneficial owner of a book-entry interest in respect of the principal or redemption price of or interest on the debt securities; (4) the delivery by DTC or any DTC direct or indirect participant of any notice to any beneficial owner of a book-entry interest which is required or permitted under the terms of the indentures to be given to holders of the debt securities; (5) the selection of the owners of a book-entry interest to receive payment in the event of any partial redemption of any debt securities; or (6) any consent given or other action taken by DTC or its nominee as holder of the debt securities.

Limitation On Merger, Consolidation And Certain Sales Of Assets

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person provided that:

1.	the successor is a corporation;

2.	the successor expressly assumes, in a form satisfactory to the trustee, all our obligations under the debt securities and the indentures;

3.	immediately before and after giving effect to the transaction, there is no default under the applicable indenture; and

4.	we deliver to the trustees a certificate and an opinion of counsel stating that the transaction complies with the indentures. (Sections 8.01 and 8.02)

The surviving or acquiring corporation will take over all of our rights and obligations under the indentures. (Section 8.03)

There is inherent uncertainty in the phrase “all or substantially all.” This uncertainty may make it difficult for holders of the debt securities to (1) determine whether our covenant relating to consolidation, merger and sale of our properties and assets to another person has been breached, (2) declare an event of default as a result of an alleged breach of that covenant in connection with a sale of our properties and assets and (3) exercise their related acceleration rights. Further, interpretation of this phrase as it relates to any transfer of our properties and assets will be governed by applicable law and will be dependent upon the particular facts and circumstances. In the event the holders of the debt securities attempt to exercise their rights under the indenture following the occurrence of a particular transfer or series of transfers that they believe constitutes a transfer of “all or substantially all” of our properties and assets and we contest such exercise, we cannot provide any assurance as to how a court would interpret the phrase “all or substantially all.”

Satisfaction And Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 4.01)

Each indenture contains a provision that permits, upon the satisfaction of certain conditions specified in the indenture, either (1) our discharge from all of our obligations with respect to any series of debt securities then outstanding other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07); or (2) our release from our obligations under covenants respecting any series of debt securities and from the consequences of an event of default resulting from the breach of those covenants other than our obligations relating to temporary securities issued for the debt securities (Section 3.04), registration of transfer and exchange of the debt securities (Section 3.05), replacement of mutilated, destroyed, lost or stolen debt securities (Section 3.06), the order in which money collected is applied (Section 5.06), the restoration of rights and remedies (Section 5.09), the resignation and removal of the trustee and the appointment of a successor (Section 6.10), the payment of principal and interest (Section 10.01), maintenance of paying agencies (Section 10.02) and holding money for payment in trust (Section 10.07). (Sections 13.02 and 13.03)

To exercise either of these two options, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium, if any, on the series of debt securities. This amount must be deposited in cash and/or U.S. government obligations. (Section 13.04) As a condition to exercising either of the above options, we must deliver to the trustee a ruling directed to the trustee from the Internal Revenue Service or an opinion of counsel based on an Internal Revenue Service Ruling or a change in applicable federal income tax law since the date of the indenture, in each case to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the action had not taken place. (Section 13.04)

If we exercise either of these options, the holders of the debt securities of the series affected will be entitled to receive, solely from the trust fund, payments of principal, interest and premium on the debt securities and will not be entitled to any of the other benefits of the indenture, except for limited provisions including our obligations respecting registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, maintenance of paying agencies and holding moneys for payment in trust. (Sections 13.02 and 13.03)

Events Of Default, Notice And Waiver

Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	our failure to pay interest on any debt security for 30 days after it is due;

•	our failure to pay the principal or any premium on any debt securities when due;

•

our failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of that series for 60 days after being given written notice of the failure; and

•	our entering into bankruptcy or becoming insolvent.

In addition, under the senior indenture our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture. Under each indenture, failure to observe or perform an obligation like replacing mutilated, lost or stolen debt securities of a particular series is an event of default for that series only and not for any other series of debt securities. This is in contrast to defaulting on the payment of interest or principal on a particular series of debt securities, which is an event of default for all other series of debt securities. (Section 5.01)

Each indenture requires the trustee to give the holders of a series of debt securities notice of a default with respect to that series within 30 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 6.02)

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee security or indemnity to its reasonable satisfaction against the potential costs, expenses and liabilities of complying with such request or direction. (Section 6.03) Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 5.12)

Under each indenture, if an event of default with respect to any series of debt securities (other than due to events of bankruptcy, insolvency or reorganization) occurs, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee, may declare the unpaid principal of and accrued interest on all the debt securities of that series to be due and payable immediately and, upon any such declaration, the debt securities of that series will become immediately due and payable.

Under each indenture, if an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of any series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of any debt security of that series. (Section 5.02)

Under each indenture, the holders of not less than a majority of the principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences with respect to the debt securities of a series if:

•

all existing events of default, other than the nonpayment of principal of and interest on the debt securities of that series that have become due solely as a result of such declaration of acceleration, have been cured or waived;

•	to the extent lawful, interest on overdue interest and on overdue principal that has become due otherwise than by reason of such acceleration has been paid;

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all amounts due to the trustee under the indenture have been paid.

(Section 5.02)

Each indenture requires us to file annually with the trustee a certificate of our principal executive, financial or accounting officer as to the knowledge of the officer of our compliance with all conditions and covenants under the indenture. (Section 7.04)

Modification of the Indentures

Together with the trustee, we may modify each indenture without the consent of the holders for limited purposes, including adding covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and making certain other changes which do not adversely affect the holders in any material respect. (Section 9.01)

Together with the trustee, we may make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity or interest payment date of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security;

•	change any place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity, payment, or redemption date;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•	change the redemption provisions of the indenture in a manner adverse to a holder; or

•	change the provisions of the indenture which relate to its modification or amendment.

(Section 9.02)

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of Wisconsin. (Section 1.12)

Concerning The Trustees

We may from time to time enter into arms length transactions and maintain customary banking relationships with the trustee under the senior indenture and the subordinated indenture, including but not limited to, maintaining lines of credit, borrowing money, maintaining checking account services and other treasury, depository and cash management services.

Senior Debt Securities

The senior debt securities will be unsecured and will rank equally with the $100,000,000 principal amount of 5.375% Senior Notes Due December 1, 2012, $100,000,000 principal amount of 7.27% Senior Notes Due June 1, 2014, $55,000,000 principal amount of 8.00% Senior Notes Due June 1, 2016 and $250,000,000 principal amount of 4.17% Senior Notes Due November 1, 2020, presently outstanding under the senior indenture and with all of our other unsecured and non-subordinated debt. In the event we are unable or unwilling to satisfy our obligations under the senior indenture (due to insolvency or otherwise) and our debt holders attempt to obtain satisfaction from our subsidiaries, claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our senior debt holders.

Our failure to pay when due, subject to any applicable grace period, any principal of, or interest on, any indebtedness for borrowed money incurred or guaranteed by us in the aggregate principal amount of at least $50,000,000 constitutes an event of default under the senior indenture. (Section 5.01 of the Senior Indenture)

We agree in the senior indenture that so long as any senior debt securities are outstanding, we will own, directly or indirectly, all of the shares of voting common stock of Wisconsin Public Service Corporation now or hereafter issued and outstanding, unless we transfer or sell these shares in a transaction which complies with the provisions of the senior indenture relating to our merger, consolidation or sale of substantially all of our properties. (Section 10.08 of the Senior Indenture) See “Limitation on Merger, Consolidation and Certain Sales of Assets” in this prospectus.

We agree in the senior indenture that so long as any senior debt securities are outstanding, we will not pledge or grant a security interest in, or permit any pledge, security interest or other lien upon, any common stock of any of our subsidiaries owned directly or indirectly by us to secure any indebtedness for money borrowed, without making effective provision to secure the senior debt securities equally and ratably with the other indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction will not apply, however, to (l) the creation or existence of any pledge, security interest, or encumbrance upon any of the common stock of our subsidiaries (A) created at the time of our acquisition of the common stock or within one year after our acquisition of the common stock to secure all or a portion of the purchase price for the common stock or (B) existing on the common stock at the time of our acquisition of it, or (2) any extension, renewal or refunding of any pledge, security interest, or encumbrance described in clause (1). (Section 10.09 of the Senior Indenture)

Replacement Capital Covenant

Under a replacement capital covenant with the holders of our 4.17% Senior Notes Due November 1, 2020, we agreed not to redeem or repurchase our 6.11% Junior Subordinated Notes due 2066 on or prior to December 1, 2036, unless, subject to certain limitations, during the 360 days prior to the date of that redemption or repurchase we have received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Notes.

Subordinated Debt Securities

The subordinated debt securities will be unsecured and will rank equally with the $269,840,000 principal amount 6.11% Junior Subordinated Notes due 2066 presently outstanding under the subordinated indenture and with all of our other unsecured and subordinated debt. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 14.01 of Subordinated Indenture)

The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:

•	all of our indebtedness for money borrowed;

•	indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreements (but excluding trade accounts payable arising in the ordinary course of business);

•	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the types previously described of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types previously described of other persons secured by any lien on any of our property, whether or not such obligation is assumed by us.

•	However, the term “senior indebtedness” will not include:

•	any indebtedness which is by its terms subordinated to, or pari passu with, the subordinated debt securities; or

•	any of our obligations to any of our affiliates.

There is no limitation under either indenture on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.

Under the subordinated indenture, no payment may be made on the subordinated debt securities, including any redemption or sinking fund payment if:

•	any of our senior indebtedness has not been paid when due and any applicable grace period has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been and remains accelerated as a result of a default.

In the event that we pay or distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive or retain any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 14.03 of Subordinated Indenture) If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to pay it over to the holders of the senior indebtedness or their representatives or trustees, as their interests may appear. (Section 14.03 of Subordinated Indenture)

As a result of the subordination provisions contained in the subordinated indenture, in the event of our insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subordination of the Debt Securities to the Claims of the Creditors and Preferred Shareholders of our Subsidiaries

Claims of our subsidiaries’ creditors and preferred shareholders will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of both the senior debt securities and the subordinated debt securities, even though those obligations may not constitute senior indebtedness of our subsidiaries. All of the debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes all of the material terms and provisions of our common stock. Our restated articles of incorporation is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

General

We are authorized to issue up to 200,000,000 shares of capital stock consisting of one class only, designated as “common stock” with a par value of $1.00 per share. As of August 2, 2012, 78,287,906 shares of our common stock were issued and outstanding.

The outstanding shares of our common stock are, and any additional shares which we may offer will be, listed on the New York Stock Exchange under the symbol “TEG.”

Dividend And Liquidation Rights

All shares of our common stock will participate equally with respect to dividends and rank equally upon liquidation, subject to the rights of holders of any prior ranking stock which our shareholders may authorize in the future. In the event of our liquidation, dissolution or winding up, the owners of our common stock are entitled to receive pro rata the assets and funds remaining after satisfaction of all of our creditors and payment of all amounts to which owners of prior ranking stock, if any, then outstanding may be entitled.

Voting Rights

Except as otherwise described in the paragraphs below, every holder of our common stock has one vote for each share.

Our shareholders do not have cumulative voting rights. As a result, the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented at a meeting at which a majority of the shares entitled to vote is represented, are entitled to elect all of the directors to be elected at the meeting. Under our restated articles of incorporation and by-laws, all of our directors are elected to, and serve, one-year terms.

Provisions of Our Restated Articles of Incorporation with Possible Anti-takeover Effects

Certain provisions of our restated articles of incorporation may have the effect of delaying, deferring or preventing a change in control of our company.

Article 5 of our restated articles of incorporation provides that, subject to the exception discussed below, a director may be removed only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. As defined in article 5, “cause” exists only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or such director has been adjudged to be liable for negligence or misconduct in the performance of his duty to us in a matter which has a materially adverse effect on our business, and such adjudication is no longer subject to direct appeal. Article 5 also provides for the removal of a director by the shareholders without cause when such removal is recommended by the “requisite vote” of the directors and approved by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. Our restated articles of incorporation define the term “requisite vote” as the affirmative vote of at least two-thirds of the directors then in office plus one director. Unless “cause” is established or removal is recommended by the requisite vote of the directors, a director may not be removed from office even if shareholders possessing a majority of the voting power favor such action. Additionally, pursuant to article 5, vacancies on our board of directors, including those resulting from the removal of a director, may be filled for the unexpired portion of the director’s term by the majority vote of the remaining members of the board.

Article 5 of our restated articles of incorporation provides that those sections of Article III of our by-laws which set forth the general powers, number, qualifications and classification of directors may be amended or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors, or by the requisite vote of the directors. Article 5 of our articles provides that article 5 may itself be amended or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our common stock generally possessing voting rights in the election of directors.

Statutory Provisions with Possible Anti-takeover Effects

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of a “resident domestic corporation,” which includes our company, which are held by any person holding in excess of 20% of the voting power in the election of directors of the issuing public corporation’s shares shall be limited to 10% of the full voting power of such excess shares. This statutory voting restriction will not apply to shares acquired directly from us, to shares acquired in a transaction incident to which our shareholders vote to restore the full voting power of such shares, either before or after the acquisition of the shares, and under certain other circumstances.

Except as may otherwise be provided by law, the required affirmative vote of shareholders of a Wisconsin corporation for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote on the transaction. Sections 180.1130 through 180.1134 of the Wisconsin Business Corporation Law provide generally that, in addition to the vote otherwise required by law or the restated articles of incorporation of a “resident domestic corporation,” business combinations must be approved by (a) the holders of at least 80% of the votes entitled to be cast and (b) two-thirds of the votes entitled to be cast by the corporation’s outstanding voting shares owned by persons other than a “significant shareholder” who is a party to the transaction or an affiliate or associate of such significant shareholder unless the business combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders. In general, these adequacy-of-price standards provide that the above-referenced vote does not apply if (1) the aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by shareholders of the resident domestic corporation in the business combination is at least equal to the highest of (a) the highest per share price received by any person selling common shares of the same class or series from the significant shareholder whether in the transaction in which the person became a significant shareholder or within the two years before the date of the business combination, (b) the market value per share of the same class or series on the date of the commencement of a tender offer initiated by the significant shareholder, on the date on which the person became a significant shareholder or on the date of the first public announcement of the proposed business combination, whichever is higher, or (c) the highest preferential amount per share to which the holder of shares of the class or series of shares is entitled in a voluntary or involuntary liquidation or dissolution of the resident domestic corporation and (2) the consideration to be received by holders of a class or series of outstanding shares is to be in cash or in the same form as the significant shareholder has previously paid for shares of the same class or series. Section 180.1130 defines “business combination” to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation or any of its subsidiaries with, or the sale or other disposition of substantially all assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. The statute defines “significant shareholder” generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation.

Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law provides that a “resident domestic corporation,” which includes our company, may not engage in a “business combination” with an “interested stockholder” within three years after the date on which the interested stockholder acquired his or her 10% or greater interest, unless the corporation’s board of directors approved the business combination, or the acquisition of the 10% or greater interest, before the stock acquisition date. The statute defines “interested stockholder” as a person beneficially owning 10% or more of the aggregate voting power of the stock of such corporation. If the interested stockholder fails to obtain such approval by the board of directors, then even after the three-year period, the interested stockholder may complete a business combination with the corporation only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested stockholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by non-interested shareholders.

Section 196.795 of the Wisconsin statutes applies to holding companies of Wisconsin public utilities, i.e., companies owning beneficially 5% or more of the voting securities of entities owning, operating, managing or controlling a plant or equipment in the state of Wisconsin for the production, transmission, delivery or furnishing of heat, light, water or power directly or indirectly to or for the public. The statute states that no person may hold or acquire directly or indirectly more than 10% of the outstanding voting securities of a public utility holding company with the unconditional power to vote such securities unless the Public Service Commission of Wisconsin determines, after investigation and an opportunity for hearing, that such holding or acquisition is in the best interests of utility customers, investors and the public. Section 196.795 of the Wisconsin statutes applies to our company.

The sections of the Wisconsin law described in the preceding paragraphs and certain provisions of our articles and by-laws, could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and one of our major shareholders.

Preemptive Rights

No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock.

Conversion Rights, Redemption Provisions and Sinking Fund Provisions

Our common stock is not convertible, is not redeemable and has no sinking fund.

Restrictions on Dividends Payable by our Subsidiaries

We are a holding company and our ability to pay dividends is largely dependent upon the ability of our subsidiaries to pay dividends to us. Various laws, regulations, and financial covenants impose restrictions on the ability of certain of our regulated utility subsidiaries to transfer funds to us in the form of dividends. Our regulated utility subsidiaries, with the exception of Michigan Gas Utilities Corporation, are prohibited from loaning funds to us, either directly or indirectly.

The Public Service Commission of Wisconsin allows Wisconsin Public Service Corporation to pay normal dividends on its common stock of no more than 103% of the previous year’s common stock dividend. In addition, the Public Service Commission of Wisconsin currently requires Wisconsin Public Service to maintain a calendar year average financial common equity ratio of 50.24% or higher. Wisconsin Public Service must obtain Public Service Commission of Wisconsin approval if the payment of dividends would cause it to fall below this authorized level of common equity. Our right to receive dividends on the common stock of Wisconsin Public Service is also subject to the prior rights of Wisconsin Public Service’s preferred shareholders and to provisions in Wisconsin Public Service’s restated articles of incorporation, which limit the amount of common stock dividends that Wisconsin Public Service may pay if its common stock and common stock surplus accounts constitute less than 25% of its total capitalization.

North Shore Gas Company’s long-term debt obligations contain provisions and covenants restricting the payment of cash dividends and the purchase or redemption of its capital stock.

The Peoples Gas Light and Coke Company and Wisconsin Public Service have short-term debt obligations containing financial and other covenants, including but not limited to, a requirement to maintain a debt to total capitalization ratio not to exceed 65%. Failure to comply with these covenants could result in an event of default which could result in the acceleration of their outstanding debt obligations.

We also have short-term and long-term debt obligations that contain financial and other covenants, including but not limited to, a requirement to maintain a debt to total capitalization ratio not to exceed 65%.

Failure to comply with these covenants could result in an event of default which could result in the acceleration of outstanding debt obligations. At December 31, 2011, these covenants did not restrict the payment of any dividends beyond the amount restricted under our subsidiary requirements described above.

As of December 31, 2011, total restricted net assets were approximately $1,399.1 million. Our equity in undistributed earnings of 50% or less owned investees accounted for by the equity method was approximately $108.8 million at December 31, 2011.

We also have the option to defer interest payments on our outstanding 6.11% Junior Subordinated Notes due 2066, from time to time, for one or more periods of up to ten consecutive years per period. During any period in which we defer interest payments, we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on, any of our capital stock.

Except for the restrictions described above and subject to applicable law, we do not have any other significant dividend restrictions.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock under the stock purchase contracts, either:

•	common stock;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock, we will include in the prospectus supplement and/or other offering material information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. Material United States federal income tax considerations applicable to the stock purchase contracts or stock purchase units will also be discussed in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

We may issue, alone or together with common stock, warrants for the purchase of common stock. The stock warrants will be issued under a stock warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

If stock warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the stock warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation and terms of the common stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holders election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the stock warrant agent’s receipt of the surrendered stock warrant certificates and payment of the aggregate exercise price of the stock warrants, the stock warrant agent will request that the transfer agent issue and deliver to or upon the written order of the exercising warrant holder, a certificate representing the number of shares of common stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrant holder a new stock warrant certificate representing the unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding, will be subject to adjustment if specified events occur, including the issuance of a stock dividend to holders of common stock or the subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock into which the stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the stock warrants.

No Rights as Shareholders

Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Integrys Energy Group or any other matter, or to exercise any rights whatsoever as shareholders of Integrys Energy Group.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under debt warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the related indenture except as otherwise provided in the related indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.

DESCRIPTION OF TRUST SECURITIES

The trusts may from time to time offer under this prospectus trust preferred securities, which we refer to as “trust securities.” When the trusts offer to sell a particular series of trust securities, we will describe the material terms of that series in a prospectus supplement and/or other offering material. Each trust’s declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement and/or other offering material, the trust securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement and/or other offering material. Each trust’s form of trust agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of trust agreement for provisions that may be important to you.

Each declaration of trust will authorize the trustees of each trust to issue on behalf of the trust one series of trust securities and one series of common securities. The trust securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the common securities of the trusts will be issued directly or indirectly to us.

The trust securities will have the terms, including interest, dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration of trust or made part of the declaration of trust by the Trust Indenture Act of 1939, as amended.

Refer to the applicable prospectus supplement and/or other offering material relating to the trust securities of each trust for specific terms, including:

•	the distinctive designation of trust securities;

•	the number of trust securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust securities issued by the trust will be cumulative, and, in the case of trust securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust securities issued by the trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the trust securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•

the terms and conditions, if any, under which trust securities may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust securities holders;

•

the obligation, if any, of the trust to purchase or redeem trust securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust securities issued by the trust in addition to those required by law, including the number of votes per trust security and any requirement for the approval by the trust securities holders, as a condition to specified action or amendments to the applicable declaration of trust; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust securities issued by the trust that are consistent with the applicable declaration of trust or applicable law.

Pursuant to the applicable declaration of trust, the property trustee will own our debt securities purchased by the applicable trust for the benefit of us and the trust securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust securities or liquidation of any trust, will be guaranteed by us to the extent described below under “Description of Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust securities will be described in the applicable prospectus supplement and/or other offering material.

In connection with the issuance of trust securities, each trust will also issue one series of common securities to us. Each declaration of trust will authorize the regular trustees of a trust to issue on behalf of the trust one series of common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration of trust. Except as otherwise provided in the applicable prospectus supplement and/or other offering material, the terms of the common securities of the trusts will be substantially identical to the terms of the trust securities issued by the trust, and the common securities of the trusts will rank on equal terms with, and payments will be made on a ratable basis with, the trust securities. However, upon an event of default under the applicable declaration of trust, the rights of the holders of the common securities of the trusts to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust securities holders. Except in limited circumstances, the common securities of the trusts will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the common securities of the trusts will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

DESCRIPTION OF GUARANTEES

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust securities holders. The applicable prospectus supplement and/or other offering material will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees will be filed with the Securities and Exchange Commission and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust securities holders or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust securities, which we refer to as the “trust guarantee payments,” to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust securities, to the extent the trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust securities called for redemption by the trust, to the extent the trust has funds legally available therefor; and

•

upon a voluntary or involuntary dissolution or winding-up of the trust (other than in connection with the distribution of debt securities to the holders of the trust securities or a redemption of all the trust securities), the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust securities to the date of the payment to the extent the trust has funds available therefor; or

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities in liquidation of the trust.

Covenants of Integrys Energy Group

Unless an applicable prospectus supplement or other offering material provides otherwise, in each trust guarantee, we will covenant that, so long as any trust securities issued by the applicable trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank junior to or pari passu with the debt securities owned by the trust; and

•	make any guarantee payments regarding the trust securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

repurchase or acquire our common shares as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business;

•

repurchase our common shares as contemplated by our stock investment plan or any deferred compensation plan, as in effect immediately prior to the occurrence of the event of default under the guarantee or the declaration;

•

exchange or convert any class or series of our capital stock for our common shares, provided that such class or series of capital stock was outstanding prior to the occurrence of the event of default under the guarantee or the declaration;

•

purchase fractional interests in shares of our capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, provided that such capital stock or security was outstanding prior to the occurrence of the event of default under the guarantee or the declaration; and

•	pay any stock dividend where the dividend is paid in the form of the same stock as that on which the dividend is being paid.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust securities in any material respect (in which case no consent of such holders will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust securities. The manner of obtaining any such approval of holders of the trust securities will be as described in the applicable prospectus supplement and/or other offering material. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust securities then outstanding.

Termination of the Trust Guarantees

Each trust guarantee will end as to the trust securities issued by the applicable trust upon any of the following:

•	full payment of the redemption price of all trust securities;

•	distribution of our debt securities held by the trust to the trust securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities issued by the applicable trust must restore payment of any sums paid under the trust securities or the trust guarantee.

Status of the Trust Guarantees

Our obligations under each trust guarantee to make the trust guarantee payments will constitute unsecured obligations of Integrys Energy Group and will rank (a) subordinate and junior in right of payment to all of our other liabilities, including the debt securities, except those of our liabilities made pari passu or subordinate by their terms, (b) pari passu with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any of our affiliates, and (c) senior to our common shares. The terms of the trust securities will provide that each holder of trust securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). No trust guarantee will be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

LEGAL MATTERS

Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements and/or other offering material. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements and/or other offering materials. The validity of the trust securities will be passed upon by special Delaware counsel to the trusts when formed.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Integrys Energy Group, Inc.’s Annual Report on Form 10-K, and the effectiveness of Integrys Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of American Transmission Company LLC as of and for the years ended December 31, 2011 and 2010, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.